UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2009

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions

On August 5, 2009, PS Business Parks reported its results of operations and financial condition for the quarter ended June 30, 2009. The full text of the press release is furnished as exhibit 99.1 to this Current Report on Form 8-K. The information in the Item 2.02 and Exhibit 99.1 are being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press release dated August 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: August 5, 2009

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	August 5, 2009
Contact:	Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Second Quarter Ended June 30, 2009

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the second quarter ended June 30, 2009.

Net income allocable to common shareholders for the three months ended June 30, 2009 was $8.7 million, or $0.42 per diluted share, on revenues of $68.1 million compared to $4.6 million, or $0.22 per diluted share, on revenues of $70.6 million for the same period in 2008. Net income allocable to common shareholders for the six months ended June 30, 2009 was $41.5 million, or $2.01 per diluted share, on revenues of $138.1 million compared to $8.3 million, or $0.40 per diluted share, on revenues of $140.9 million for the same period in 2008.

Revenues for the three months ended June 30, 2009 decreased $2.5 million, or 3.5%, over the same period in 2008. Net income allocable to common shareholders for the three months ended June 30, 2009 increased $4.1 million over the same period in 2008 primarily as a result of a decrease in depreciation expense of $3.7 million, a decrease in preferred equity distributions of $2.0 million and a $1.5 million gain on the sale of a parcel of land in Oregon partially offset by a decrease in net operating income of $2.1 million due to a decrease in occupancy combined with an increase in net income allocable to noncontrolling interest — common units of $1.4 million.

Revenues for the six months ended June 30, 2009 decreased $2.9 million, or 2.0%, over the same period in 2008. Net income allocable to common shareholders for the six months ended June 30, 2009 increased $33.2 million over the same period in 2008 primarily as a result of a net gain of $35.6 million on the repurchase of preferred equity, a $1.5 million gain on the sale of a parcel of land in Oregon, a decrease in depreciation expense of $6.8 million and a decrease in preferred equity distributions of $3.6 million partially offset by an increase in net income allocable to noncontrolling interests — common units of $11.8 million and a decrease in net operating income of $2.7 million due to a decrease in occupancy.

Supplemental Measures

Funds from operations (“FFO”) allocable to common and dilutive shares for the three months ended June 30, 2009 and 2008 were $31.7 million, or $1.13 per common and dilutive share, and $31.4 million, or $1.12 per common and dilutive share, respectively. The increase in FFO for the three months ended June 30, 2009 over the same period in 2008 was primarily due to a decrease in preferred equity distributions as a result of the preferred equity repurchased during the first quarter of 2009 combined with a decrease in general and administrative expense partially offset by a decrease in net operating income. FFO allocable to common and dilutive shares for the six months ended June 30, 2009 was $98.9 million, or $3.53 per common and dilutive share, compared to $62.0 million, or $2.21 per common and dilutive share, for the same period in 2008. The increase in FFO for the six months ended June 30, 2009 over the same period in 2008 was primarily due to a net gain of $35.6 million on the repurchase of preferred equity combined with a decrease in preferred equity distributions and a decrease in general and administrative expense partially offset by a decrease in net operating income. Excluding the $35.6 million net gain, FFO allocable to common and dilutive shares would have been $63.3 million, or $2.26 per common and dilutive share, for the six months ended June 30, 2009.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). As the Company has had no acquisitions or dispositions since January 1, 2008, for the three and six months ended June 30, 2009 and 2008, the Same Park portfolio constitutes 19.6 million rentable square feet, which includes 100.0% of the assets of the Company.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2009 and 2008 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Rental income:
Same Park (1)	$ 67,976	$ 70,446	(3.5%)	$ 137,723	$ 140,557	(2.0%)
Cost of operations:
Same Park	21,549	21,939	(1.8%)	44,304	44,429	(0.3%)
Net operating income (2):
Same Park	46,427	48,507	(4.3%)	93,419	96,128	(2.8%)
Other income and expenses:
Facility management fees	173	177	(2.3%)	350	372	(5.9%)
Interest and other income	68	282	(75.9%)	247	610	(59.5%)
Interest expense	(881)	(990)	(11.0%)	(1,811)	(1,983)	(8.7%)
Depreciation and amortization	(21,412)	(25,120)	(14.8%)	(43,803)	(50,567)	(13.4%)
General and administrative	(1,538)	(2,085)	(26.2%)	(3,514)	(4,131)	(14.9%)
Gain on sale of land	1,488	—	100.0%	1,488	—	100.0%
Net income	$ 24,325	$ 20,771	17.1%	$ 46,376	$ 40,429	14.7%
Same Park gross margin (3)	68.3%	68.9%	(0.9%)	67.8%	68.4%	(0.9%)
Same Park weighted average for the period:
Occupancy	89.9%	93.5%	(3.9%)	90.7%	93.7%	(3.2%)
Annualized realized rent per square foot (4)	$ 15.47	$ 15.41	0.4%	$ 15.53	$ 15.34	1.2%

(1)	See above for a definition of Same Park.
(2)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(3)	Same Park gross margin is computed by dividing NOI by rental income.
(4)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended June 30, 2009:

Ratio of FFO to fixed charges (1)	51.2x
Ratio of FFO to fixed charges and preferred distributions (1)	3.4x
Debt and preferred equity to total market capitalization (based on common stock price of $48.44 at June 30, 2009)	35.8%
Available under line of credit at June 30, 2009	$100.0 million

(1)	Fixed charges include interest expense of $881,000.

Land Disposition

During May, 2009, the Company sold 3.4 acres of land held for development in Portland, Oregon, for a gross sales price of $2.7 million, resulting in a net gain of $1.5 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on August 4, 2009. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable September 30, 2009 to shareholders of record on September 15, 2009.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$ 0.437500
Series I	6.875%	$ 0.429688
Series K	7.950%	$ 0.496875
Series L	7.600%	$ 0.475000
Series M	7.200%	$ 0.450000
Series O	7.375%	$ 0.460938
Series P	6.700%	$ 0.418750

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2009, PSB wholly owned 19.6 million rentable square feet with approximately 3,750 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Thursday, August 6, 2009, at 10:00 a.m. (PDT) to discuss the second quarter results. The toll free number is (888) 299-3246; the conference ID is 18886527. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 13, 2009 at (800) 642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS

Cash and cash equivalents	$ 21,998	$ 55,015

Real estate facilities, at cost:
Land	494,849	494,849
Buildings and equipment	1,527,091	1,517,484
	2,021,940	2,012,333
Accumulated depreciation	(679,991)	(637,948)
	1,341,949	1,374,385
Land held for development	6,829	7,869
	1,348,778	1,382,254

Rent receivable	1,849	2,055
Deferred rent receivable	21,817	21,633
Other assets	6,015	8,366

Total assets	$ 1,400,457	$ 1,469,323

LIABILITIES AND EQUITY

Accrued and other liabilities	$ 48,793	$ 46,428
Mortgage notes payable	53,519	59,308
Total liabilities	102,312	105,736

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 25,042 and 28,250 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	626,046	706,250
Common stock, $0.01 par value, 100,000,000 shares authorized, 20,545,511 and 20,459,916 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	205	204
Paid-in capital	396,930	363,587
Cumulative net income	659,028	622,113
Cumulative distributions	(614,518)	(571,340)
Total PS Business Parks, Inc.’s shareholders’ equity	1,067,691	1,120,814
Noncontrolling interests:
Preferred units	73,418	94,750
Common units	157,036	148,023
Total noncontrolling interests	230,454	242,773
Total equity	1,298,145	1,363,587

Total liabilities and equity	$ 1,400,457	$ 1,469,323

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Rental income	$ 67,976	$ 70,446	$ 137,723	$ 140,557
Facility management fees	173	177	350	372
Total operating revenues	68,149	70,623	138,073	140,929
Expenses:
Cost of operations	21,549	21,939	44,304	44,429
Depreciation and amortization	21,412	25,120	43,803	50,567
General and administrative	1,538	2,085	3,514	4,131
Total operating expenses	44,499	49,144	91,621	99,127
Other income and expenses:
Interest and other income	68	282	247	610
Interest expense	(881)	(990)	(1,811)	(1,983)
Gain on sale of land	1,488	—	1,488	—
Total other income and expenses	675	(708)	(76)	(1,373)

Net income	$ 24,325	$ 20,771	$ 46,376	$ 40,429

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$ 3,080	$ 1,639	$ 14,794	$ 2,987
Noncontrolling interests — preferred units	1,381	1,752	(5,333)	3,504
Total net income allocable to noncontrolling interests	4,461	3,391	9,461	6,491
Net income allocable to PS Business Parks, Inc.:
Common shareholders	8,657	4,561	41,518	8,310
Preferred shareholders	11,155	12,757	(4,871)	25,513
Restricted stock unit holders	52	62	268	115
Total net income allocable to PS Business Parks, Inc.	19,864	17,380	36,915	33,938
	$ 24,325	$ 20,771	$ 46,376	$ 40,429

Net income per common share:
Basic	$ 0.42	$ 0.22	$ 2.03	$ 0.41
Diluted	$ 0.42	$ 0.22	$ 2.01	$ 0.40

Weighted average common shares outstanding:
Basic	20,531	20,430	20,501	20,432
Diluted	20,652	20,639	20,605	20,620

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$ 8,657	$ 4,561	$ 41,518	$ 8,310
Adjustments:
Gain on sale of land	(1,488)	—	(1,488)	—
Depreciation and amortization	21,412	25,120	43,803	50,567
Net income allocable to noncontrolling interests — common units	3,080	1,639	14,794	2,987
Net income allocable to restricted stock unit holders	52	62	268	115
FFO allocable to common and dilutive shares	$ 31,713	$ 31,382	$ 98,895	$ 61,979

Weighted average common shares outstanding	20,531	20,430	20,501	20,432
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	133	157	139	158
Weighted average common share equivalents outstanding	121	209	104	188
Total common and dilutive shares	28,090	28,101	28,049	28,083

FFO per common and dilutive share	$ 1.13	$ 1.12	$ 3.53	$ 2.21

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common and dilutive shares	$ 31,713	$ 31,382	$ 98,895	$ 61,979

Adjustments:
Recurring capital improvements	(1,352)	(3,016)	(2,137)	(4,950)
Tenant improvements	(3,692)	(5,200)	(6,974)	(9,654)
Lease commissions	(1,117)	(1,966)	(1,988)	(4,234)
Straight-line rent	161	(11)	(184)	83
Stock compensation expense	625	1,018	1,713	2,030
In-place lease adjustment	(75)	(48)	(161)	(96)
Lease incentives net of tenant improvement reimbursements	(93)	(38)	(174)	(69)
Gain on repurchase of preferred equity, net of issuance costs	—	—	(35,639)	—
FAD	$ 26,170	$ 22,121	$ 53,351	$ 45,089

Distributions to common and dilutive shares	$ 12,307	$ 12,269	$ 24,582	$ 24,518

Distribution payout ratio	47.0%	55.5%	46.1%	54.4%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds available for distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the impact of EITF Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.